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As filed with the Securities and Exchange Commission on January 12, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

SL GREEN REALTY CORP.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	13-3956775 (I.R.S. Employer Identification Number)

420 Lexington Avenue
New York, NY 10170
(212) 594-2700
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Marc Holliday
Chief Executive Officer and President
SL Green Realty Corp.
420 Lexington Avenue
New York, NY 10170
(212) 594-2700
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with copies to:
Andrew S. Levine, Esq. Executive Vice President, Secretary, and General Counsel SL Green Realty Corp. 420 Lexington Avenue New York, NY 10170 (212) 594-2700	Robert E. King, Jr., Esq. Larry P. Medvinsky, Esq. Clifford Chance US LLP 200 Park Avenue New York, NY 10166 (212) 878-8000

        Approximate date of commencement of proposed sale to the public:    From time to time or at one time after the effective date of the Registration Statement as determined by market conditions.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.    ☒  333-68493

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, $0.01 par value	$18,700,000.00	$1,512.83

(1)
Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act.

        Incorporation by Reference of Registration Statement on Form S-3, File No. 333-68493.

        The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3, as amended (File No. 333-68493), filed with the Securities and Exchange Commission, and declared effective on or about January 28, 2000, by the Securities and Exchange Commission, including each of the documents filed by the Registrant with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

        All exhibits filed with or incorporated by reference in Registration Statement No. 333-68493 are incorporated by reference into, and shall be deemed a part of this Registration Statement, except the following which are filed herewith.

Exhibit Number	Description
5.1	Opinion of Clifford Chance US LLP, with respect to the legality of the shares being registered.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Clifford Chance US LLP (included in its opinion filed as Exhibit 5.1 hereto).

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 pursuant to Rule 462(b) and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of January, 2004.

SL GREEN REALTY CORP.
By:	/s/ THOMAS E. WIRTH

	Name:	Thomas E. Wirth
	Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ STEPHEN L. GREEN
Stephen L. Green	Chairman of the Board of Directors and Executive Officer	January 12, 2004
/s/ MARC HOLLIDAY Marc Holliday	Chief Executive Officer, President and Director (principal executive officer)	January 12, 2004
/s/ MICHAEL W. REID Michael W. Reid	Chief Operating Officer	January 12, 2004
/s/ THOMAS E. WIRTH Thomas E. Wirth	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	January 12, 2004
/s/ JOHN H. ALSCHULER, JR. John H. Alschuler, Jr.	Director	January 12, 2004
/s/ EDWIN THOMAS BURTON, III Edwin Thomas Burton, III	Director	January 12, 2004
/s/ JOHN S. LEVY John S. Levy	Director	January 12, 2004

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Exhibit Number	Description
5.1	Opinion of Clifford Chance US LLP, with respect to the legality of the shares being registered.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Clifford Chance US LLP (included in its opinion filed as Exhibit 5.1 hereto).

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CALCULATION OF REGISTRATION FEE
PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES